                              SETTLEMENT AGREEMENT


                  SETTLEMENT AGREEMENT, dated June 20, 1997, by and among RIDDELL SPORTS INC. ("Riddell"), RHC LICENSING CORPORATION ("RHC"), RIDDELL, INC., EQUILINK LICENSING CORPORATION ("Equilink"), RIDMARK CORPORATION ("Ridmark"), MacMARK CORPORATION ("MacMark"), NBD BANK, a Michigan banking corporation, f/k/a NBD BANK, N.A. ("NBD"), MLC PARTNERS LIMITED PARTNERSHIP ("MLC"), ROBERT E. NEDERLANDER ("Nederlander"), LEONARD TOBOROFF ("Toboroff"), JOHN McCONNAUGHY, JR. ("McConnaughy"), LISA J. MARRONI ("Marroni"), FREDERIC H. BROOKS ("Brooks"), CONNECTICUT ECONOMICS CORPORATION ("CEC"), ROBERT WEISMAN ("Weisman"), BRUCE H. LEVITT, as Bankruptcy Trustee of M Holdings Corporation ("Levitt"), PAUL SWANSON, as Bankruptcy Trustee of MGS Acquisition, Inc. and MacGregor Sports, Inc. ("Swanson"), OFFICIAL UNSECURED CREDITORS' COMMITTEE OF MacGREGOR SPORTING GOODS, INC. ("Committee"), M Holdings CORPORATION, f/k/a/ MacGREGOR SPORTING GOODS, INC. ("MacGregor"), INNOVATIVE PROMOTIONS, INC. ("Innovative"), ERNEST WOOD, JR., HARRY WOOD, PURSUIT ATHLETIC FOOTWEAR, INC. ("Pursuit"), and RIDDELL ATHLETIC FOOTWEAR, INC. ("RAF").

                  WHEREAS, there is an action entitled Bruce H.
Levitt, as Trustee et al. v. Riddell Sports Inc., et al.,

Adv. Pro. No. 95-2261 (RG) (Case No. 89-01973) ("Levitt v. Riddell") pending in the United States Bankruptcy Court for the District of New Jersey (the "New Jersey Bankruptcy Court");

                  WHEREAS, there is an action entitled Innovative Promotions, Inc., et al. v. Riddell Sports, Inc., et al., Adv. Pro. No. 94-02656 (RG) (Case No. 89-01973) ("Innovative v. Riddell") pending in the New Jersey Bankruptcy Court;

                  WHEREAS, there is an action entitled Bruce H. Levitt, Chapter 11 Trustee, and Official Unsecured Creditors' Committee v. Riddell Sports
Inc., Adv. Pro. No. 96-2630 (RG) (Case No. 89-01973) ("Committee v. Riddell") pending in the New Jersey Bankruptcy Court;

                  WHEREAS, there is an appeal entitled Riddell, Inc. v. Innovative Promotions, Inc. and Bruce H. Levitt, Trustee, Civ. No. 97-2665 ("Riddell v. Innovative") pending in the United States District Court for the District of New Jersey, which appeal is related to the bankruptcy case styled In re MacGregor Sporting Goods, Inc., Case No. 89-01973 (the "MacGregor Bankruptcy Case"), pending in the New Jersey Bankruptcy Court;

                  WHEREAS, there is an action entitled Riddell Sports Inc. v. Frederic H. Brooks, 92 Civ. 7851 (S.D.N.Y.) (JGK) ("Riddell v. Brooks") pending in the

United States District Court for the Southern District of New York;

                  WHEREAS, there is an action entitled Riddell Sports Inc. v. Robert Weisman, Index No. 96-13766 ("Riddell v. Weisman") pending in the Supreme Court, State of New York, County of Westchester;

                  WHEREAS, there are jointly administered Chapter 11 cases entitled In re Pursuit Athletic Footwear, Inc. and Riddell Athletic Footwear, Inc., Case Nos. 95-1424 and 95-1425 (HSB) (the "Pursuit Cases") pending in the United States Bankruptcy Court for the District of Delaware (the "Delaware Bankruptcy Court") wherein Riddell, RHC and Ridmark have asserted objections (hereinafter the "Riddell, Ridmark and RHC Objections") to the Debtors' Amended Joint Plan of Reorganization;

                  WHEREAS, one or more of the Riddell Entities (as defined below) filed claims in the MacGregor Bankruptcy Case (the "Riddell/MacGregor Claim");

                  WHEREAS, one or more of the Riddell Entities (as defined below) filed claims in the jointly administered Chapter 11 bankruptcy cases styled In re Pursuit Athletic Footwear, Inc. and Riddell Athletic Footwear, Inc., Case Nos. 95-1424 and 95-1425 (HSB) (the "Riddell/Pursuit Claim");

                  WHEREAS, in light of the uncertainties of litigation and in order to avoid the expense and delay that would necessarily attend litigation in Riddell v. Brooks, Riddell v. Weisman, Levitt v. Riddell, Committee v. Riddell, Innovative v. Riddell, and Riddell v. Innovative (collectively, the "Six Actions") as well as the Riddell, Ridmark and RHC Objections, the Riddell/MacGregor Claim and the Riddell/Pursuit Claim (the Six Actions along with the Riddell, Ridmark and RHC Objections, the Riddell/MacGregor Claim and the Riddell/Pursuit Claim are hereinafter referred to as the "Cases"), and any appeals related thereto, and after evaluation of the claims, counter-claims, cross-claims and third-party claims asserted in the Cases, and after negotiations among all of the parties hereto (the "Parties"), and the Parties (except for NBD, Swanson and Marroni) having entered into a memorandum of understanding ("MOU"), dated June 3, 1997, the Parties have determined that entering into this settlement agreement (the "Settlement Agreement") is in their best interests and the best interests of the respective creditors and estates of M Holdings Corp., MacGregor, MGS Acquisition, Inc., Pursuit, and RAF; and

                  WHEREAS, the Riddell Entities (as defined below) have represented that the injunctive relief set forth in Section 3(iv) of this Settlement Agreement is essential to induce them to enter into this Settlement Agreement;

                  NOW, THEREFORE, THE PARTIES TO THIS SETTLEMENT
AGREEMENT HAVE AGREED AS FOLLOWS:

1.       Definitions.

                  Except as otherwise provided by a specific Section of this Settlement Agreement, as used in this Settlement Agreement:

                  "Affiliate" or "affiliate" means, as to any person or entity, any other person or entity that, directly or indirectly, controls, is controlled by or is under common control with such person or entity or is a director or officer of such person or entity. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a person or entity means the possession, direct or indirect, of either the power to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such person or entity or the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

                  "Claim" or "claim" means a claim, whether or not asserted, as defined in section 101 of the Bankruptcy Code, 11 U.S.C. ss.ss. 101 et seq., as amended.

                  "Final Order" means a court order or judgment the effect of which has not been stayed, and as to which order (or any revision, modification or amendment thereto) no appeal or request for any type of review, rehearing or reconsideration is pending and for which the time to appeal or seek review, rehearing, or certiorari has expired.

                  "Fraudulent Transfer Claims" means (i) any and all fraudulent transfer, fraudulent conveyance or other avoidance or similar claims or causes of action, whether known or unknown, based upon or in any manner arising from or related to the Subject Transactions, and (ii) any and all rights or liens, whether known or unknown, that any person (except NBD) heretofore, now or hereafter possesses or may possess against any of the Riddell Entities, any of the Riddell Related Entities, and/or the Released Property, based upon or in any manner arising from or related to the Subject Transactions.

                  "Levitt" means Bruce H. Levitt, Chapter 11 Trustee of M Holdings Corp., f/k/a MacGregor Sporting

Goods, Inc., and any successor trustee or other estate representative approved by the New Jersey Bankruptcy Court.

                  "License Agreement" means the license agreement by and among RHC, Pursuit and others, dated February 15, 1994.

                  "Milco" means Milco Financial Services, Inc.

                  "Non-Riddell Entities" means Brooks, CEC,
Weisman, Levitt, Swanson, Committee, MacGregor, Innovative, Ernest Wood, Jr., Harry Wood, Pursuit, and RAF, collectively, and "Non-Riddell Entity" means any of the foregoing entities, individually.

                  "Person" or "person" means an individual, corporation, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization, government (or agency or political subdivision thereof) or other entity.

                  "Related Entities" means (i) with reference to an individual, that individual's former or current employees, agents, partners, successors, successors-in-interest, attorneys, heirs, executors and administrators, and (ii) with reference to an entity other than an individual, that entity's former or current officers, directors, chairman, co-chairman, employees, agents, parent organizations, members, partners, affiliates, divisions, direct and indirect subsidiaries, branches, successors, successors-in-interest, attorneys, executors and administrators.

                  "Released Property" means any and all interests in property, whether tangible or intangible, transferred to any of the Riddell Entities (including any of their predecessors in interest) in connection with the Subject Transactions, and the proceeds, profits, products and offspring of any such property in the possession, custody or control of any of the Riddell Entities and/or the Riddell Related Entities.

                  "Riddell Entities" means Riddell, RHC, Riddell, Inc.,

Equilink, Ridmark, MacMark, All American Sports Corporation, Proacq Corporation, Sharco Corporation, NBD, MLC, Nederlander, Toboroff, McConnaughy, and Marroni, collectively, and "Riddell Entity" means any of the foregoing entities, individually. For purposes of this Settlement Agreement, Brooks and/or CEC shall not be considered a former officer, director, attorney, agent, representative, employee or affiliate of any Riddell Entity or Riddell Related Entity or of any such entity's predecessor in interest.

                  "Settlement Proceeds" means any monies received pursuant to this Settlement Agreement by Levitt or any successor trustee or other person approved by the New Jersey Bankruptcy Court.

                  "Subject Transactions" means (i) all agreements and transactions in which any of the Riddell Entities (including any of their predecessors in interest) and/or their affiliates, on the one hand, and MacGregor and/or any of MacGregor's present or former direct or indirect subsidiaries, or other present or former affiliates (for purposes of this definition as used in this Settlement Agreement only, Milco shall be deemed a present or former affiliate of MacGregor), on the other hand, were parties, including but not limited to the Asset Purchase Agreement among Riddellink Holding Corporation ("Riddellink"), EN&T Associates, Inc. ("EN&T"), Netlink, Inc. ("Netlink"), Riddell, Inc., Equilink Licensing Corp., MacGregor, and MacGregor Team Sports, Inc. ("MTS"), dated April 11, 1988; letter, dated April 12, 1988 from MLC, agreed to and accepted by MacGregor; Agreement regarding goodwill between Riddellink, EN&T, Netlink, Riddell, Inc., Equilink Licensing Corp., MacGregor and MTS, dated April 18, 1988; Memorandum of Agreement regarding Asset Purchase Agreement between MacGregor, MTS, Riddell, Inc., Equilink Licensing Corp., Riddellink, EN&T, and Netlink, dated April 18, 1988; undated Supplemental Letter between EN&T and Riddell, Inc.; letter from Riddell, Inc., agreed to and accepted by EN&T, dated April 1988; undated further agreement regarding note between MacGregor, MTS, Riddell, Inc., Equilink Licensing Corp., Riddellink, EN&T, Netlink, and RHC; Bill of Sale and Assumption of Certain Liabilities between Riddell, Inc. and EN&T, dated April 18, 1988; Assignment and Assumption of License Agreements between Riddell, Inc. and EN&T, dated April 18, 1988; Assignment and Assumption of Contracts between Riddell, Inc. and EN&T, dated April 18, 1988; Patent Assignment from Riddell, Inc. to EN&T, dated April 18, 1988; Assignment of Trademark in Canada by Riddell, Inc. to EN&T, dated April 18, 1988; Assignment between Riddell, Inc. and EN&T, dated April 18, 1988; Assignment of Trademarks from Riddell, Inc. to Ridmark, dated April, 1988;

Assignment and Assumption of License Agreement from Riddell, Inc. to Ridmark, dated April 18, 1988; Assignment of Trademarks from Riddell, Inc. to Ridmark, Corp., dated April, 1988; letter from MacGregor confirmed and agreed to by Riddellink and RHC Licensing Corp., dated April 18, 1988; Assignment and Assumption of License Agreement between MacGregor and MacMark Corp., dated April 18, 1988; Assignment and Assumption of License Agreement between Equilink Licensing Corp., MTS and Netlink, dated April 18, 1988; Assignment and Assumption of License Agreements between MacGregor, Equilink Licens-ing Corp. and Netlink, dated April 18, 1988; Assignment of trademark in Taiwan between MacGregor and MacMark Corp., dated April 18, 1988; Assignment of Trademark in Canada between MacGregor and MacMark Corp., dated April 18, 1988; Assignment of trademark applications in Venezuala by MacGregor to MacMark Corp., dated April 18, 1988; Assignment of trademark in Japan by MacGregor to MacMark Corp., dated April 18, 1988; Agreement amending license rights agreement between MacMark Corp., Netlink Corp., and MacGregor Sporting Goods, Inc., dated April 18, 1988; License Agreement between MacMark Corp. and MacGregor, dated April 18, 1988; letter from Riddellink to MacGregor regarding Brooks' employment, dated April 18, 1988; Subordinated Promissory Note in the amount of $7,000,000 from EN&T to MacGregor, dated April 18, 1988; Subordinated Promissory Note in the amount of $1,500,000 from Netlink to MacGregor, dated April 18, 1988; Subordinated Promissory Note in the amount of $439,000 from Riddellink to MacGregor Sporting Goods, Inc., dated April 18, 1988; Unconditional Subordinated Guarantee by Riddellink and Netlink to MacGregor, dated April 18, 1988; Unconditional Subordinated Guarantee by Riddellink and EN&T to MacGregor, dated April 18, 1988; Subordinated Security Agreement by EN&T to MacGregor, dated April 18, 1988; Subordinate Security Agreement by Netlink to

MacGregor, dated April 18, 1988; Subordination Agreement between NBD and MacGregor, dated April 18, 1988; Purchase Price Reduction Agreement dated September 29, 1988 between MacGregor, Riddell, Inc. and others; Substitute Subordinated $1,657,500 Note to MacGregor and Collateral; Letter from MacGregor agreed to and accepted by Equilink Licensing Corp. and others, dated September 29, 1988; Subordinated Note of Riddell, Inc. dated September 29, 1988; Subordinated Guaranty by Equilink Licensing Corp., dated September 29, 1988; Subordinated Guaranty of Riddellink, dated September 29, 1988; Subordinate General Security Agreement by Equilink Licensing Corp., dated September 29, 1988; Subordinate General Security Agreement by Riddell, Inc., dated September 29, 1988; Intercreditor Agreement dated September 29, 1988 between MacGregor, Riddell, Inc. and MLC; Subordination Agreement dated September 29, 1988 by and between MLC, Riddellink and MacGregor; Agreement dated September 29, 1988 between MacGregor, Riddellink, MLC and others; February 2, 1989 letter agreement between Riddellink, MacGregor and Emar, Ltd.; Undated letter agreement between Riddellink, Milco and MacGregor; Letter agreement dated February 2, 1989 between MacGregor, Riddellink and RHC Licensing Corp.; the License and Stock Purchase Agreement made on the 2nd day of February 1989 by and among MacGregor Sporting

Goods, Inc., RHC Licensing Corp. and Riddellink; the Assignment and Assumption Agreement dated February 2, 1989 between MacGregor Sporting Goods, Inc. and RHC Licensing Corp.; the Termination Agreement dated February 2, 1989 between MacGregor Sporting Goods, Inc., Riddellink, and RHC Licensing Corp.; the Letter dated September 29, 1988 from MacGregor agreed to and accepted by R Holdings Corp., E Holdings Corp., MacGregor Team Sports, Inc., Riddell, Inc., Equilink Licensing Corp., and Riddellink Holding Corporation; the Agreement dated September 29, 1988 between MacGregor and MLC Partners Limited Partnership and Frederic H. Brooks; the letter dated April 18, 1988 from Riddellink, RHC Licensing Corp. and EN&T agreed to and accepted by Milco, IFS Corporation, Riddell, Inc., MacGregor Sporting Goods Inc., and Ridmark, Inc.; letter from NBD agreed to and accepted by Milco, IFS Corp. and Ridmark Corp., dated April 18, 1988; Agreement between IFS Corp., Independence Investment Management Corp., Milco, Gridiron Marketing Group, Inc., MacGregor Sports Enterprises, Inc., MacGregor and EN&T, dated April 18, 1988; the Assignment by Milco of the "Riddell" Trademark, dated July 8, 1991; and the letter from Milco to Riddell Sports, Inc., dated July 1991; (ii) all agreements and transactions to which both (a) any Riddell Entity (including any of such entity's predecessor in interest) and/or any of their affiliates, and (b) MacGregor and/or any of MacGregor's present or former direct or indirect subsidiaries, or other present or former affiliates, were parties; (iii) any amendments and/or modifications to any of the foregoing transactions or agreements; and (iv) any other transactions or agreements contemplated by or to which reference is made in any of the foregoing transactions or agreements

2.       Releases

                  (i) The releases in this Section 2 shall become effective upon fulfillment of all of the Settlement Conditions (as defined in Section 11 herein). The releases in this Section 2 shall be null and void and of no force and effect if any of the Settlement Conditions are not met.

                  (ii) For purposes of this Section 2 only, NBD shall not be considered a Riddell Entity or a Riddell Related Entity.


                  (iii) Except as otherwise provided in Section 2(x) herein, each of the Non-Riddell Entities, for itself and its legal successors and assigns (and Levitt and Swanson on their own behalf, and to the fullest extent permitted by law, on behalf of M Holdings Corp., MacGregor, MGS Acquisition, Inc., and each of their current and former direct and indirect subsidiaries and affiliates, and the respective creditors and stockholders of each of them, and the predecessors, successors, assigns and heirs of each of the foregoing), hereby forever releases and discharges each of the Riddell Entities and each of the Riddell Entities' respective Related Entities, from any and all obligations, contracts, claims, demands, damages, liabilities, actions, causes of action, suits, debts, duties, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, variances, trespasses, judgments, extents, liens and executions of every kind and nature whatsoever, whether now known or unknown, liquidated or unliquidated, fixed or contingent (including any claims for indemnification and contribution based on acts or occurrences prior to the date of execution of this Settlement Agreement), which any of the Non-Riddell Entities now has, owns, or holds, or at any time heretofore had, owned or held, or could, shall or may hereafter have, own or hold against any of the Riddell Entities and/or any of the Riddell Entities' Related Entities, based upon, related to or arising by reason of any act, omission, transaction or occurrence taken or occurring at any time up to and including the date hereof (the "Non-Riddell Released Claims"), and each of the Non-Riddell Entities shall not attempt, directly or indirectly, to enforce any such Non-Riddell Released Claims against any person, entity or property, including but not limited to the Released Property. Each of the Non-Riddell Entities represents and warrants that it has not assigned or otherwise transferred any Non-Riddell Released Claim released hereby and covenants that it will not bring, prosecute, or join in any action based on any such Non-Riddell Released Claim.

                  (iv) Except as otherwise provided in Section 2(x) herein, each of the Riddell Entities, for itself and its legal successors and assigns, hereby forever releases and discharges each of the Non-Riddell Entities and each of the Non-Riddell Entities' respective Related Entities, from any and all obligations, contracts, claims, demands, damages, liabilities, actions, causes of action, suits, debts, duties, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, variances, trespasses, judgments, extents, liens and executions of every kind and nature whatsoever, whether now known or unknown, liquidated or unliquidated, fixed or contingent (including any claims for indemnification and contribution based on acts or occurrences prior to the date of execution of this Settlement Agreement), which any of the Riddell Entities now has, owns, or holds, or at any time heretofore had, owned or held, or could, shall or may hereafter have, own or hold against any of the Non-Riddell Entities and/or any of the Non-Riddell Entities' Related Entities, based upon, related to or arising by reason of any act, omission, transaction or occurrence taken or occurring at any time up to and including the date hereof (the "Riddell Released Claims"), and each of the Riddell Entities shall not attempt, directly or indirectly, to enforce any such Riddell Released Claim against any person, entity or property. Each of the Riddell Entities represents and warrants that it has not assigned or otherwise transferred any Riddell Released Claim released hereby and covenants that it will not bring, prosecute, or join in any action based on any such Riddell Released Claim.

                  (v) Each of Committee, Levitt and Swanson on their own behalf, and to the fullest extent permitted by law, on behalf of M Holdings Corp., MacGregor, MGS Acquisition, Inc., and each of their Related Entities, and the respective creditors and stockholders of each of them, and the predecessors, successors, assigns and heirs of each of the foregoing, hereby forever releases and discharges Brooks and CEC and each of Brooks' and CEC's Related Entities (except M Holdings Corp. and MacGregor), from any and all obligations, contracts, claims, demands, damages, liabilities, actions, causes of action, suits, debts, duties, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, variances, trespasses, judgments, extents, liens and executions of every kind and nature whatsoever, whether now known or unknown, liquidated or unliquidated, fixed or contingent (including any claims for indemnification and contribution based on acts or occurrences prior to the date of execution of this Settlement Agreement), which each of Committee, Levitt and/or Swanson now has, owns, or holds, or at any time heretofore had, owned or held, or could, shall or may hereafter have, own or hold against Brooks and/or CEC, and/or any of their related Entities (except M Holdings Corp. and MacGregor), based upon, related to or arising by reason of any act, omission, transaction or occurrence taken or occurring at any time up to and including the date hereof (the "Levitt/Swanson Released Claims"), and each of Committee, Levitt and/or Swanson shall not attempt, directly or indirectly, to enforce any such Levitt/Swanson Released Claim against any person, entity or property, including but not limited to the Released Property. Each of Committee, Levitt and/or Swanson represents and warrants that it has not assigned or otherwise transferred any Levitt/Swanson Released Claim released hereby and cove-nants that it will not bring, prosecute, or join in any action based on any such Levitt/Swanson Released Claim.

                  (vi) Brooks and CEC, for themselves and each of their legal successors and assigns, hereby forever release and discharge Committee, Levitt, Swanson, M Holdings Corp., MacGregor, and MGS Acquisition, Inc. (collectively, the "Levitt/Swanson Entities"), and each of their Related Entities, from any and all obligations, contracts, claims, demands, damages, liabilities, actions, causes of action, suits, debts, duties, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, variances, trespasses, judgments, extents, liens and executions of every kind and nature whatsoever, whether now known or unknown, liquidated or unliquidated, fixed or contingent (including any claims for indemnification and contribution based on acts or occurrences prior to the date of execution of this Settlement Agreement), which each of Brooks and/or CEC now has, owns, or holds, or at any time heretofore had, owned or held, or could, shall or may hereafter have, own or hold against any of the Levitt/Swanson Entities and/or any of their Related Entities, based upon, related to or arising by reason of any act, omission, transaction or occurrence taken or occurring at any time up to and including the date hereof (the "Brooks Re-leased Claims"), and each of Brooks and CEC shall not attempt, directly or indirectly, to enforce any such Brooks Released Claim against any person, entity or property. Each of Brooks and CEC represents and warrants that he or it has not assigned or otherwise transferred any Brooks Released Claim released hereby and covenants that he or it will not bring, prosecute, or join in any action based on any such Brooks Released Claim.

                  (vii) Except as otherwise provided in Section 2(x) herein, each of the Non-Riddell Entities, for itself and its legal successors and assigns (and Levitt and Swanson on their own behalf, and to the fullest extent permitted by law, on behalf of M Holdings Corp., MacGregor, MGS Acquisition, Inc., and each of their current and former direct and indirect subsidiaries and affiliates, and the respective creditors and stockholders of each of them, and the predecessors, successors, assigns and heirs of each of the foregoing), hereby forever releases and discharges NBD and each of NBD's Related Entities, from any and all obligations, contracts, claims, demands, damages, liabilities, actions, causes of action, suits, debts, duties, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, variances, trespasses, judgments, extents, liens and executions of every kind and nature whatsoever, whether now known or unknown, liquidated or unliquidated, fixed or contingent (including any claims for indemnification and contribution based on acts or occurrences prior to the date of execution of this Settlement Agreement), which any of the Non-Riddell Entities now has, owns, or holds, or at any time heretofore had, owned or held, or could, shall or may hereafter have, own or hold against NBD and/or any of its Related Entities, based upon, related to or arising by reason of any act, omission, transaction or occurrence taken or occurring at any time up to and including the date hereof that was raised or that could have been raised in Levitt v. Riddell, Innovative v. Riddell, or In re MacGregor Sporting Goods, Inc., Case No. 89-01973 (RG) (Bankr. D.N.J.), or which relates to the Subject Transactions (the "Non-Riddell Specifically Released Claims"), and each of the Non-Riddell Entities shall not attempt, directly or indirectly, to enforce any such Non-Riddell Specifically Released Claim against any person, entity or property, including but not limited to the Released Property. Each of the Non-Riddell Entities represents and warrants that it has not assigned or otherwise transferred any Non-Riddell Specifically Released Claim released hereby and covenants that it will not bring, prosecute, or join in any action based on any such Non-Riddell Specifically Released Claim.

                  (viii) NBD, for itself and its legal successors and assigns, hereby forever releases and discharges each of the Non-Riddell Entities and each of the Non-Riddell Entities' Related Entities, from any and all obligations, contracts, claims, demands, damages, liabilities, actions, causes of action, suits, debts, duties, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, variances, trespasses, judgments, extents, liens and executions of every kind and nature whatsoever, whether now known or unknown, liquidated or unliquidated, fixed or contingent (including any claims for indemnification and contribution based on acts or occurrences prior to the date of execution of this Settlement Agreement), which NBD now has, owns, or holds, or at any time heretofore had, owned or held, or could, shall or may hereafter have, own or hold against any of the Non-Riddell Entities and/or any of their Related Entities, based upon, related to or arising by reason of any act, omission, transaction or occurrence taken or occurring at any time up to and including the date hereof that was raised or that could have been raised in Levitt v. Riddell, Innovative v. Riddell or In re MacGregor Sporting Goods, Inc., Case No.

89-01973 (RG) (Bankr. D.N.J.), or which relates to the Subject Transactions (the "NBD Specifically Released Claims"), and NBD shall not attempt, directly or indirectly, to enforce any such NBD Specifically Released Claim against any person, entity or property. NBD represents and warrants that it has not assigned or otherwise transferred any NBD Specifically Released Claim released hereby and covenants that it will not bring, prosecute, or join in any action based on any such NBD Specifically Released Claim.

                  (ix) In addition to and without limiting the foregoing, (a) Brooks and CEC hereby release any and all claim, right, title and interest (1) in the monthly consulting fees deposited in account number 1206469-94 at NBD Bank and (2) for consulting fees under the April 15, 1992 Consulting Agreement;
(b) Brooks and CEC hereby release the Riddell Entities and the Riddell Related Entities from any claim relating to (1) Pursuit consulting fees, (2) consulting fees and/or salary under any agreement, contract or any prospective advantage that Brooks has or had with Pursuit, RAF, Silver Top Limited, Silver Eagle Holdings Limited, and/or Circle System Group, and (3) Brooks' administrative expense claim in the MacGregor Bankruptcy Case; (c) each of Ernest Wood, Jr. and Harry Wood hereby represents that (1) he has no equity or debt interest in Riddell Athletic Equipment, Inc. ("RAE"), (2) he is not an officer or director of RAE, and (3) he will not cause RAE to bring, or assist RAE in bringing, any claim, whether known or unknown, against any of the Riddell Entities and/or any of the Riddell Related Entities; (d) each of the Riddell Entities represents that it will not object to any claim filed by Brooks in the MacGregor Bankruptcy Case as intervenor or otherwise; and (e) each of the Non-Riddell Entities represents that it is not aware of the existence of any creditors of Milco or of any claims by Milco against any of the Riddell Entities or against any of the Riddell Related Entities.

                  (x) Nothing herein shall (a) release any claim by Brooks or CEC against J.C. Wingo or any claim by J.C. Wingo against Brooks or CEC, unless J.C. Wingo agrees to give Brooks and CEC general releases in the form annexed hereto as Exhibit "A", in which event Brooks and CEC shall give J.C. Wingo a general release in the form annexed hereto as Exhibit "B"; (b) discharge any right or obligation (1) that will result from the entry by RHC and Pursuit (or other entity controlled by Ernest Wood, Jr., hereinafter "Wood Entity") into a new license agreement or (2) existing under the current License Agreement; (c) be deemed to waive any defense that Levitt may have to any claim filed by any NBD Related Entity (not including

NBD) in the MacGregor Bankruptcy Case, provided that Levitt shall not be entitled to recover any money or property from any such NBD Related Entity; or
(d) release any rights and obligations of the Parties under this Settlement Agreement.

                  (xi) Except as otherwise specifically limited by Sections 2(vii), 2(viii) and 2(x) herein, it is the intention of each of the Parties hereto that these releases shall be effective as a full and final accord and satisfaction and general release of and from any obligations, contracts, claims, demands, damages, liabilities, actions, causes of action, suits, debts, duties, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, variances, trespasses, judgments, extents, liens and executions of every kind and nature whatsoever, whether now known or unknown. In furtherance of this intention, each of the Riddell Entities, each of the Non-Riddell Entities, and NBD acknowledges that it may hereafter discover claims or facts in addition to or different from those which he or it now believes may exist with respect to the subject matter of the releases herein, but that, except as specifically limited by Sections 2(vii), 2(viii) and 2(x) herein, it is its intention hereby to release fully and finally all claims, whether known or unknown, suspected or unsuspected, which now exist, may exist or heretofore have existed. Accordingly, except as specifically limited by Sections 2(vii), 2(viii) and 2(x) herein, these releases shall be and remain in effect as complete general releases notwithstanding any such discovery.

                  (xii) Each of the Parties represents that no other Party nor any agent or attorney of any other Party has made any promise, representation or warranty whatsoever, express or implied, written or oral, not contained herein concerning the subject matter herein to induce it to execute these releases, and each of the Parties confirms that it has not executed these releases in reliance on any such promise, representation or warranty.

                  (xiii) Each of the Parties confirms that it has executed these releases with the consent and on the advice of independent legal counsel. Each of the Parties further acknowledges that it and its counsel have had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of these releases prior to the execution hereof.

                  3.       Court Approvals.

                  Following the execution of the Settlement Agreement, the Committee, Levitt, Swanson, Weisman, Innovative, Brooks, Riddell, Riddell, Inc., and Equilink shall jointly cooperate, and will use their best efforts, to obtain all necessary approvals from the Bankruptcy Court for the Eastern District of Wisconsin (the "Wisconsin Bankruptcy Court") (and any appellate courts including the district courts) for the Settlement Agreement insofar as it relates to the bankruptcy estates of MGS Acquisition, Inc. and MacGregor Sports, Inc., and from the New Jersey Bankruptcy Court (and any appellate courts including the district courts) for:

         (i) the entry of a Final Order dismissing with prejudice the complaints, all claims of all plaintiffs, and all counterclaims, cross-claims and third-party claims in Levitt v. Riddell, Innovative v. Riddell and Committee v. Riddell; (ii) the entry of a Final Order approving the withdrawal of the Riddell/MacGregor Claim; (iii) the entry of a Final Order allocating the Royalties (as defined below) paid to Levitt for the sole and exclusive benefit of the general unsecured creditors of MacGregor; and (iv) the entry of a Final Order (the "Final Release Order"):

                           a.  finding that notice of the hearings on
                  this Settlement Agreement was good and suffi-cient;

                           b.  finding that this Settlement Agreement
                  has been entered into in good faith and as a result of arm's-length negotiations;

                           c.  finding that the settlement and com-
                  promise is fair and equitable and in the best interests of M Holdings Corp., its estate and its creditors;

                           d.  concluding that the New Jersey Bank-
                  ruptcy Court has subject matter jurisdiction over (i) the settlement between the parties to the MacGregor Bankruptcy Case and related ad-versary proceedings, and (ii) Levitt v.
                  Riddell, Innovative v. Riddell, and the Fraudu-lent Transfer Claims;

                           e.  approving the Settlement Agreement
                  and the releases contained herein insofar as

                  they relate to the MacGregor Bankruptcy Case and its related adversary proceedings;

                           f.  finding and concluding that Levitt and
                  Swanson are the exclusive owners of all of the Fraudulent Transfer Claims;

                           g.  directing that pursuant to 11 U.S.C.
                  ss.ss. 105 and 363, Fed. R. Bankr. P. 7016(c)(9),
                  7065, and 9019, and 28 U.S.C. ss. 1651, the Re-
                  leased Property shall be released to and held by the Riddell Entities and any Riddell Related
                  Entities free and clear of all Fraudulent Transfer Claims;

                           h. without limiting the foregoing, providing that as
                  of the fulfillment of all of the Settlement Conditions, the Committee, Levitt, Swanson, M Holdings Corp., MacGregor, MGS Acquisition, Inc., MacGregor Sports, Inc. and their predecessors and successors in interest, the current and/or former direct or indirect subsidiaries and/or affiliates of each of the foregoing, and each of the creditors, stockholders, officers, directors, employees, attorneys and agents of each of them (collectively, the "MacGregor Enjoined Entities"), in consideration for the promises and obligations of the Riddell Entities under this Settlement Agreement, are
                  (i) deemed to have released and/or are barred from asserting or enforcing all existing Fraudulent Transfer Claims, whether known or unknown, against any of the Riddell Entities, the Riddell Related Entities, the Released Property, Brooks and/or any other person, entity or property, and (ii) barred from asserting all future Fraudulent Transfer

                  Claims and enforcement of all existing Fraudulent Transfer claims, whether known or unknown, against any of the Riddell Entities, the Riddell Related Entities, the Released Property, Brooks, and/or any other person, entity or property;

                           i. providing that the MacGregor Enjoined Entities are
                  permanently enjoined on and after the fulfillment of the Settlement Conditions (i) from commencing or continuing in any manner any action or other proceeding of any kind against any of the Riddell Entities, the Riddell Related Entities, the Released Property, Brooks, and/or any other person, entity or property, with respect to any existing or future Fraudulent Transfer Claim; (ii) from enforcing, attaching, collecting or recovering by any manner or means, whether direct or indirect, on any judgment, award, decree or order against any of the Riddell Entities, the Riddell Related Entities, the Released Property, Brooks, and/or any other person, entity or property, with respect to any existing or future Fraudulent Transfer Claim; (iii) from creating, perfecting or enforcing any lien or encumbrance of any kind against any of the Riddell Entities, the Riddell Related Entities, the Released Property, Brooks, and/or any other person, entity or property, with respect to any existing or future Fraudulent Transfer Claim; (iv) from asserting any setoff, right of subrogation or recoupment of any kind against any of the Riddell Entities, the Riddell Related Entities, the Released Property, Brooks, and/or any other person, entity or property, with respect to any existing or future Fraudulent Transfer Claim; and (v) from taking any action, in any manner, in any place whatsoever, that does not conform to or comply with the Final Release Order (the relief provided in these subparagraphs g, h, and i is hereinafter referred to as the "Injunction");

                           j.  concluding that exceptional or unusual
                  circumstances exist such that the issuance of the Injunction pursuant to section 105 of the Bankruptcy Code, Fed. R. Bankr. 7016(c)(9),
                  7065 and 28 U.S.C. ss. 1651 is necessary and ap-propriate in aid of the New Jersey Bankruptcy Court's jurisdiction and to protect its orders;

                           l.  concluding that the issuance of the
                  Injunction pursuant to section 105(a) of the Bankruptcy Code, Fed. R. Bankr. P. 7016(c)(9), 7065, and 28 U.S.C. ss. 1651 is not inconsistent with or violative of any other provision of the Bankruptcy Code, including, without limitation, section 524(e) of the Bankruptcy Code; and


                           m.  providing that the New Jersey Bank-
                  ruptcy Court shall retain and have exclusive jurisdiction over (i) all disputes and other issues presented by or arising under the Final Release Order; and (ii) all disputes and other issues arising under the Settlement Agreement to which either Levitt and/or the Committee is a party.

                  4.       Dismissal of Actions.

                  Provided that all of the Settlement Conditions set forth in
Section 11 are met, and contemporaneously with the distribution of the payments contemplated by Section 11 herein, the parties to Riddell v.
Brooks, Riddell v. Weisman and Riddell v. Innovative shall file stipulations of dismissal dismissing with prejudice each of the complaints and all counterclaims, cross-claims and third-party claims in Riddell v. Brooks, Riddell
v. Weisman and Riddell v. Innovative.

                  5.       Withdrawal of Riddell, Ridmark and RHC
                           Objections.

                  Following the execution of this Settlement Agreement, Riddell, Ridmark, RHC, Pursuit and RAF shall jointly cooperate, and will use their best efforts, to obtain Delaware Bankruptcy Court approval for (i) the Settlement Agreement insofar as it relates to the Pursuit Cases; and (ii) the withdrawal (without prejudice to any Party for any and all purposes, including for purposes of a later confirmation hearing or arbitration, and with Riddell, Ridmark and RHC reserving all of their claims with regard to the current License Agreement, including but not limited to their claims that the current License Agreement has been breached, is terminable and is nonrenewable) of (a) the Riddell, Ridmark and RHC Objections, (b) the Riddell/Pursuit Claim, and (c) the claims of Pursuit and RAF against any Riddell Entity.

                  6.       New License Agreement.

                  RHC and Pursuit shall negotiate a new license agreement, substantially in the form annexed hereto as Exhibit "C" on mutually satisfactory terms (the "New License"), subject to the review of Levitt and the Committee. Subject to the conditions set forth in Section 7 below, the New License will become effective on the date following the earlier of the termination of the current License Agreement (which termination would not occur until after the period, if any, that Silver Eagle Holdings Limited or a majority-owned subsidiary of Silver Eagle assumes the rights and obligations of Pursuit under the current License Agreement) or the expiration of the current License Agreement on December 31, 1998 (the date on which Pursuit concedes, solely for the purpose of this Settlement Agreement, that the current License Agreement expires as a result of Pursuit's failure to establish sufficient net sales to meet the condition for renewal of the current License Agreement beyond December 31, 1998).

                  7.       Tender of New License Agreement To Pursuit.

                  Following execution of this Settlement Agreement, RHC will tender the New License to Pursuit, which tender may be accepted by Pursuit only if (i) the Settlement Conditions set forth in Section 11 herein are satisfied;
(ii) the Wood Fund (as defined in Section 10 herein) makes the payment to Brooks required by Section 11.C. herein; and (iii) Pursuit's proposed plan of reorganization becomes effective on or before August 4, 1997. It shall be a condition to Pursuit's plan of reorganization becoming effective that Pursuit accept the New License on or before August 4, 1997, which condition may be waived only by Riddell.

                  8. Inability of Pursuit to Accept Tender Of The New License Agreement.

                  In the event that Pursuit cannot accept the tender of the New License by RHC, then RHC shall tender the New License to another Wood Entity which tender can be accepted only if (i) the Settlement Conditions set forth in
Section 11 herein are satisfied and (ii) the Wood Fund (as defined in Section 10 herein) makes the payment to Brooks required by Section 11.C. herein.

                  9. Settlement Not Conditioned Upon Confirmation Of Pursuit's Plan.

                  The Parties' rights and obligations under the Settlement Agreement are not conditioned upon Pursuit confirming a plan of reorganization or any such confirmed plan becoming effective.

                  10.      The Wood Fund.

                  Within two business days after the execution of the Settlement Agreement, Pursuit, or other Wood Entity, shall deposit $500,000 into an interest bearing account (the "Wood Fund") maintained by Pursuit, or other Wood Entity, at First Union Bank in Old Greenwich, Connecticut or such other bank as Brooks and Ernest and Harry Wood may agree upon.

                  11.  Settlement Monies.

                  Within five business days after the later of (i) the entry by the Wisconsin Bankruptcy Court of a Final Order approving the Settlement Agreement insofar as it relates to the bankruptcy estates of MGS Acquisition, Inc. and MacGregor Sports, Inc., and the entry by the New Jersey Bankruptcy Court of (a) a Final Order approving the Settlement Agreement insofar as it relates to the MacGregor Bankruptcy Case and related adversary proceedings, (b) a Final Order subordinating the claim of the DBL Liquidating Trust in the MacGregor Bankruptcy Case to all allowed general unsecured claims in the MacGregor Bankruptcy Case (the "Final DBL Subordination Order"), (c) a Final Order allocating the Royalties (as defined in Section 12 herein) paid to Levitt for the sole and exclusive benefit of the general unsecured creditors of MacGregor (d) Final Orders dismissing with prejudice the complaints, all claims by all plaintiffs, and all counterclaims, third-party claims and cross-claims in Levitt v. Riddell, Innovative v. Riddell and Committee v. Riddell, (e) a Final Order approving the withdrawal of the Riddell/MacGregor Claim, and (f) the Final Release Order, (ii) the entry of a Final Order by the Delaware Bankruptcy Court approving (w) the withdrawal and settle-ment of the Riddell, Ridmark and RHC Objections, (x) the withdrawal of the Riddell/Pursuit Claim and the claims of Pursuit and RAF against any Riddell Entity, (y) the payment of $500,000 by Pursuit (or other Wood Entity) to the Wood Fund and the payment by the Wood Fund to Brooks and (z) the Settlement Agreement insofar as it relates to the Pursuit Cases, or (iii) the passing of 3:00 p.m. Eastern Standard Time on August 4, 1997 without any of the following having occurred: (a) the filing of a Fraudulent Transfer Claim by any person against any of the Riddell Entities or the Riddell Related Entities, and/or (b) the filing of a voluntary or involuntary bankruptcy petition by or against (1) any current or former direct or indirect subsidiaries or affiliates of M Holdings, Inc., MacGregor, MGS Acquisition, Inc., or MacGregor Sports, Inc., or
(2) Milco or any of Milco's successors in interest (the "August 4 Condition") (the foregoing Final Release Order and Final Orders and approvals by the Wisconsin Bankruptcy Court, the New Jersey Bankruptcy Court and the Delaware Bankruptcy Court, and the August 4 Condition shall hereinafter be referred to collectively as the "Settlement Conditions", except that the Riddell Entities alone, in their sole discretion, may waive the

August 4 Condition, in which event the August 4 Condition shall not be a Settlement Condition):

                  A. Riddell or a Riddell Related Entity shall remit to Brooks 50.272% of the Fund (as defined below);

                  B.  Riddell or a Riddell Related Entity shall remit to Bruce
H. Levitt, as Bankruptcy Trustee for M Holdings Corporation, or any successor trustee approved by the New Jersey Bankruptcy Court, 49.728% of the Fund (as defined below), to be used to pay, subject to allowance by the New Jersey Bankruptcy Court, valid administrative and priority claims in the bankruptcy case styled In re MacGregor Sporting Goods, Inc. (n/k/a as M Holdings Corporation), Case No. 89-01973 (Bankr. D.N.J.) and the claims of general creditors to the extent funds are available to pay such claims; and

                  C. Brooks shall receive the monies in the Wood Fund, including all accrued interest thereon. To the extent that Pursuit or other Wood Entity does not pay or cause to be paid all or any portion of the $500,000, such failure shall not increase the amount that any of the Riddell Entities or Riddell Related Entities shall be required to pay to the Fund, to any of the Non-Riddell Entities or to any other person or entity.

                  The payments in this 11.A. and 11.B. shall be conditioned on the payment in this 11.C. and the payment in this 11.C. shall be conditioned on the payments in this 11.A. and 11.B.

                  The "Fund" shall be calculated as follows:

                  (i) the sum of $2.1 million, plus interest calculated at the bank rate Riddell pays on its revolving credit agreement, which interest shall begin to accrue on the third business day after execution of this Settlement Agreement; plus

                 (ii) subject to the fulfillment of the conditions set forth in this subjection (ii) below, the sum of $100,000, plus interest calculated at the bank rate Riddell pays on its revolving credit agreement, which interest shall begin to accrue on the third business day after Pursuit has paid the second quarter 1997 royalty payment and the monies (including checks) remitted by Pursuit (or other Wood Entity) are available good funds in an RHC account. The $100,000 plus interest provided for in this subsection (ii) will become part of the Fund only if (x) the contemplated Settlement Agreement is signed by all of the Non-Riddell Entities hereto no later than 30 days from the date the contemplated Settlement Agreement is submitted to Brooks for execution and (y) all necessary Court papers have been submitted to the Wisconsin Bankruptcy Court, the New Jersey Bankruptcy Court and the Delaware Bankruptcy Court for approval within 30 days of the execution of this Settlement Agreement.

                  12.      Assignment of Royalties.

                  Subject to the prior occurrence of the Settlement Conditions, beginning no earlier than the date when the first quarterly royalty payment is due under any license to use the "Riddell" trademark on footwear (the terms "footwear" and "athletic footwear", as used anywhere in this Settlement Agreement, specifically excludes socks) following the occurrence of the Settlement Conditions, RHC shall absolutely assign free and clear of any and all liens pursuant to an assignment agreement substantially in the form annexed hereto as Exhibit "D" (the "Assignment Agreement") (i) to Levitt, two-thirds of all payments from Pursuit or any substitute, successor or additional footwear licensee of the "Riddell" trademark (Pursuit, and any substitute, successor or additional footwear licensee of the "Riddell" trademark shall hereinafter be referred to as the "Riddell Footwear Licensee") other than payments for goods provided by a Riddell Entity or affiliate thereof (such future payments shall hereinafter be referred to as "Royalties") for a period of up to ten years, if required, which period will be reduced or enlarged in accordance with the terms of this Section 12 below (the ten-year period as reduced or enlarged in accordance with this Section 12 is hereinafter defined as "10-Year Period"), to be used to pay, subject to allowance by the New Jersey Bankruptcy Court, valid general creditor claims in the bankruptcy case styled In re MacGregor Sporting Goods, Inc. (n/k/a M Holdings Corporation), Case No. 89-01973 (Bankr. D.N.J.); and (ii) to Brooks, one-third of all Royalties for the Ten-Year Period, such that the combined Royalties to Levitt and to Brooks (Levitt and Brooks collectively for Sections 12 and 13 herein shall be referred to as the "Assignees") shall not exceed $3 million in the aggregate, on a present value basis, based upon a 10 percent discount rate, and further provided that (a) if such $3 million in the aggregate, on a present value basis, based upon a 10 percent discount rate, is prepaid to the Assignees before ten years or (b) the combined Royalties to Levitt and Brooks, in the aggregate, on a present value basis, based upon a 10 percent discount rate, reach $3 million before ten years, then the Assignees shall have no further rights under the assignment, the assignment shall be terminated, and the Ten-Year Period shall expire. None of the Parties hereto shall have any recourse against any of the Riddell Entities or Riddell Related Entities for any of the Royalties or the Earned Royalties (as defined below), except for Royalties actually paid to Riddell or a Riddell Related Entity. Following the 10-Year Period, the Assignees shall have no further rights under this assignment and the assignment shall be terminated, except that
(i) if Royalties are earned by RHC during the 10-Year Period, and not paid to the Assignees referred to above before the expiration of the 10-Year Period, but are paid after the expiration of the 10-Year Period ("Earned Royalties"), then such Earned Royalties shall be paid to the Assignees in accordance with the provisions set forth above; (ii) if the Riddell Footwear Licensee is terminated within 10 years from the date of execution of the Assignment Agreement, then the 10-Year Period shall be extended by the period of time for which there is no Riddell footwear license for all athletic footwear bearing the Mark (as defined in the License Agreement) in effect for the entire United States territory and the period of time, if any, for which the terminated Riddell Footwear Licensee failed to remit Royalties, regardless of the date on which such Royalties became due; and (iii) if there is more than a continuous one-year period following the termination of the Riddell Footwear Licensee in which there is no Riddell footwear license for all athletic footwear bearing the Mark (as defined in the License Agreement) in effect for the entire United States territory, then Brooks and/or Weisman or other representative of the Committee will jointly obtain the right to recommend a substitute Riddell Footwear Licensee, subject to the approval of RHC of the management, experience, financial condition, reputation, business prospects and other qualifications of such proposed licensee, provided that RHC shall not unreasonably withhold its consent to a substitute Riddell Footwear Licensee recommended by Brooks and/or Weisman or other representative of the Committee. RHC reserves the right to prepay the amounts required to be paid pursuant to this Section 12 (on a present value basis), and upon such prepayment the Assignees shall have no further rights under Sections 12, 13 or any other Section of this Settlement Agreement. For purposes of monitoring amounts paid to the Assignees, one-third of all Royalties shall be remitted by the Riddell Footwear Licensee to an account owned by Brooks at First Union Bank in Old Greenwich, Connecticut, and two-thirds of all Royalties shall be remitted by the Riddell Footwear Licensee to an account owned by Levitt at Chase Bank, 450 West 33rd Street, New York, New York 10001, and each bank shall, on a quarterly basis, provide account statements and reports to RHC and to each of the Assignees in a form reasonably acceptable by both RHC and the Assignees.


                  13.      Construction of Agreement to Assign Royalties.

                  In connection with Section 12 above:

                  (i) During the Ten-Year Period only, Riddell Footwear Licensee Royalties shall be allocated to the oldest amounts owed by such Riddell Footwear Licensee under the applicable license agreement and, if paid to RHC instead of the Assignees, shall be remitted by RHC to Assignees, and shall not be subject to offset by RHC.

                  (ii) During the 10-Year Period only, the Assignees shall be entitled to (a) pursue collection efforts to collect any unpaid Royalties due from a Riddell Footwear Licensee and (b) in the event of nonpayment of Royalties only, to pursue termination of the license agreement then in effect pursuant to its terms. The Assignees shall have no right to pursue termination of the license agreement then in effect for any reason other than for nonpayment of Royalties. RHC and the Assignees shall cooperate in each other's efforts to collect any unpaid Royalties due from a Riddell Footwear Licensee or to seek termination of the license agreement then in effect for nonpayment of Royalties. The Party pursuing the collection and/or termination efforts, whether it be RHC or the Assignees, shall be responsible for all legal fees and collection costs associated with the collection and/or termination efforts ("Collection Costs"). To the extent there is a recovery from the collection and/or termination efforts, such recovery shall first be used to reimburse Collection Costs. To the extent that the recovery exceeds the Collection Costs, the net recovery shall be treated as Royalties. The incurrence by the Assignees of Collection Costs shall not increase the amounts otherwise due to the Assignees. Nothing herein shall be construed to (a) impose on RHC and/or any Riddell or Riddell Related Entity any obligation to institute any legal action to collect unpaid Royalties from any Riddell Footwear Licensee or to seek termination of the license agreement then in effect or (b) abrogate any rights of RHC and/or any Riddell or Riddell Related Entity to pursue collection and/or termination efforts.

                  (iii) Ridmark owns all right, title and interest to the Riddell trademark and, during the 10-Year

Period only, Ridmark shall take all reasonable steps necessary to maintain the existing Riddell footwear trademark registrations.


                  (iv) During the 10-Year Period only, Riddell may not sell athletic footwear bearing the Mark (as defined in the License Agreement), except footwear purchased from a Riddell Footwear Licensee.

                  (v) During the 10-Year Period only, RHC shall not enter into a new athletic footwear license agreement for athletic footwear bearing the Mark (as defined in the License Agreement) that provides for a royalty rate of less than 3%.

                  14.      Property Released Free and Clear of All Liens.

                  Upon fulfillment of the Settlement Conditions, the Released Property shall be released to and held by the Riddell Entities and the Riddell Related Entities free and clear of any and all Fraudulent Transfer Claims and all Fraudulent Transfer Claims shall thereafter be directed against, attach to and obtain any recovery solely and exclusively from the Settlement Proceeds.

                  15.      Brooks' Administrative Expense Claim.

                  Provided that the Settlement Conditions are satisfied, Levitt agrees to fix Brooks' administrative claims in the MacGregor Bankruptcy Case at $275,000, which amount shall be accepted by Brooks in full and final satisfaction of all of Brooks' claims against the Bankruptcy estate of MacGregor, administrative and otherwise, and Brooks' counterclaims in Levitt v. Riddell. Levitt shall pay the sum of $275,000 to Brooks within five (5) business days after Levitt receives the monies to be paid to Levitt from the Fund pursuant to Section 11.B. of this Settlement Agreement.

                  16.      Termination Date.

                  If all of the Settlement Conditions set forth in Section 11 herein are not satisfied on or before August 4, 1997, at 3:00 p.m., then, unless otherwise agreed to by each of the Parties to this Settlement Agreement, the Settlement Agreement shall terminate, and shall be null and void and of no force and effect.

                  17.      Authorization.

                  Each Party to this Settlement Agreement represents and warrants to each other Party that the person executing this Settlement Agreement and the other documents contemplated herein on behalf of such Party is duly authorized to execute this Settlement Agreement and all other documents contemplated herein on its behalf.

                  18.      Affirmative Covenants.

                  Levitt and Swanson, on behalf of themselves, M Holdings Corp., MacGregor and MGS Acquisition, Inc., covenant and agree to:

                  (i) pay from the Settlement Proceeds any and all valid and enforceable Fraudulent Transfer Claims that might have been asserted against any of the Riddell Entities, the Riddell Related Entities, Brooks or the Released Property;

                  (ii) defend against any and all challenges to and disputes arising out of or related to approval by the Wisconsin Bankruptcy Court and the New Jersey Bankruptcy Court of this Settlement Agreement, the releases contained herein, and the Final Release Order, including, but not limited to, disputes regarding the terms, conditions and scope of the releases, the Final Release Order and the Injunction contained therein, both prior to and after the Settlement Conditions are met; and

                  (iii) take all actions necessary to assist the Riddell Entities to assure that no person or entity succeeds in any attempt to cause the Riddell Entities or Riddell Related Entities to incur any addi-tional liability to any person or entity related to the Subject Transactions.

                  Nothing in this Section shall be understood or construed to preclude or otherwise interfere with the right of any Party hereto to object to or defend against the assertion that a valid and enforceable Fraudulent Transfer Claim exists, which right each Party hereto expressly reserves; nor shall this Section be construed or understood to require Levitt or Swanson to indemnify the Riddell Entities for attorneys' fees and legal expenses incurred with respect to any such challenges to, or disputes arising out of or related to, this Settlement Agreement, the Release Order and their respective provisions.

                  19.      Approval of Notice to Creditors and Others.

                  All forms of notice to creditors and others in connection with any and all applications for court approvals relating to this Settlement Agreement and the proposed distribution of such notice must be acceptable to Riddell.

                  20.      Court Costs and Costs of Notice.


                  Levitt shall pay up to $5,000 of the cost of mailing notices to creditors and other interested parties and publication costs in the MacGregor Bankruptcy Case. Riddell shall pay for any amounts above $5,000 for such notices and publication costs. Swanson shall pay the cost of mailing notices to creditors and other interested parties in the case styled In re MacGregor Sports, Inc., f/k/a MGS Acquisition, Inc., Case No. 91-00988 (E.D. Wisc.).

                  21.      Dispute Resolution.

                  (i) In the event of any dispute, controversy, or claim arising out of this Settlement Agreement, or the breach, termination, or validity of this Settlement Agreement (a "Dispute"), other than a Dispute involving Levitt and/or the Committee (a "Levitt/Committee Dispute"), the Party or Parties asserting the Dispute will give notice to all other Parties to this Settlement Agreement setting forth the matters involved in the Dispute. The senior officers of all corporate Parties (except Levitt and/or Committee), and where the Party is an individual, the individual himself, shall negotiate in good faith for twenty (20) days following the receipt of such notice to attempt to resolve such Dispute. If the Parties have not resolved such Dispute within such twenty-day period, then any Party may submit the Dispute to arbitration, as the exclusive means of resolving it, in accordance with the procedures set forth below, for a final and binding resolution thereof.

                  (ii) Any Dispute which has not been resolved pursuant to
Section 21(i) above shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect, as modified by the terms of this Section 21. The Parties hereby agree that any Party to this Settlement Agreement may join in any arbitration proceeding commenced pursuant to this Section regardless of whether or not it or he was named as a Party in that proceeding. The arbitration proceedings shall be held in New York, New York.

                  (iii) The dispute resolution provisions set forth in this
Section 21 shall provide the sole and exclusive remedy for a Dispute between or among the Parties concerning this Settlement Agreement, except for any Levitt/Committee Dispute or any dispute relating to the Release Order, over which the New Jersey Bankruptcy Court shall retain exclusive jurisdiction.


                  (iv) There shall be three (3) arbitrators who shall be appointed by the AAA within 30 days of its receipt of the claimant's Demand For Arbitration. The claimant may name any other Party or Parties to this

Settlement Agreement as a respondent or respondents. The respondent shall deliver its Answering Statement, including any counterclaims, no later than ten
(10) business days from receipt of the Demand for Arbitration. The Demand for Arbitration and the Answering Statement shall also be delivered to each of the Parties to this Settlement Agreement, whether or not they are named as Parties in the arbitration proceeding, at the same time as they are delivered to the Parties to the arbitration proceeding. The claimant shall deliver a reply to any counterclaims no later than ten (10) business days from receipt of the Answering Statement containing such counterclaims.

                  (v) The arbitration tribunal shall permit and facilitate such prehearing discovery and exchange of documents and information to which the Parties to the arbitration proceeding in writing agree or which the tribunal determines is relevant to the Dispute and is appropriate, taking into account the needs of the Parties and the desirability of making discovery expeditious and cost-effective. All discovery shall be completed within sixty (60) days from the date of appointment of the arbitration tribunal. All information or documents produced in discovery shall be held confidential by the Parties to the proceeding, their counsel, their counsel's experts and advisors and the tribunal, unless the Parties to the proceeding agree in writing otherwise.

                  (vi) The hearing shall be held no later than ninety (90) days following the appointment of the arbitration tribunal. The tribunal shall issue its final and complete award no later than forty-five (45) days from the completion of the hearing. The tribunal will have no authority to award punitive damages. The award shall be deemed to have been made in the State of New York. Judgment on any award shall be entered in any court having jurisdiction thereof.

                  (vii) The Dispute shall be decided in accordance with the laws of the State of New York, without regard to its law on the conflict of laws. Notwithstanding the Parties' choice of law governing the Dispute, the interpretation and enforcement of this Section 21 shall be governed by the United States Arbitration Act, 9 U.S.C. ss.ss. 1, et seq.

                  (viii) This agreement to arbitrate and any award made hereunder shall be binding upon the heirs, successors, and assigns and any trustee, receiver, or executor of each Party.

                  (ix)  The Parties hereby agree that, upon the
request of any Party to an arbitration proceeding under this Settlement Agreement, the Dispute that is the subject of that proceeding shall be consolidated (provided that it is reasonably economical to do so) with any other arbitration proceeding in progress under this Settlement Agreement or the New License if the subject of the Disputes arises out of or relates essentially to the same facts or transactions. An arbitration proceeding which determines such consolidated Disputes shall be conducted in accordance with the Commercial Arbitration Rules of the AAA then in effect, except as modified by the terms of this Section 21.

                  (x) This Settlement Agreement has been negotiated in the City of New York by representatives of the Parties physically present therein. For purposes of enforcement of the mandatory arbitration provisions of this Section 21 and of the arbitrators' award hereunder, the Parties submit themselves to the exclusive jurisdiction of the state and federal courts located in the City of New York in the State of New York and hereby agree not to bring, and hereby waive any rights they may have to bring, any action or proceeding for such purpose(s) in any other court. Each of the Parties hereby consents to the service of process by registered mail at its address set forth in this Settlement Agreement and to the perso-nal jurisdiction of the state and federal courts located in the City of New York in the State of New York in connection with any such action or proceeding. Each Party hereto which is not a resident of New York State shall appoint CT Corporation System, at its offices located at 1633 Broadway, New York, New York, USA, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action or proceeding. Such appointment shall be irrevocable. Each Party represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and agrees to take any and all action, including the filing of any and all documents and instruments and payment of all fees, as may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to each of the Parties, as applicable, shall be deemed, in every respect, effective service of process in such action or proceeding. Any Party effecting service on the Authorized Agent shall also transmit a copy of such service of process to the Party being served in accordance with the notice provisions set forth in this Settlement Agreement.

                  (xi) Each Party to the arbitration proceeding shall bear his or its own expenses, including attorneys' fees and related disbursements, but shall share equally the fees and expenses of the arbitration tribunal.

                  (xii) Neither the Parties nor the arbitrators may disclose to any third Party the existence, content, or results of any negotiations or arbitration hereunder without the prior written consent of all Parties to the proceeding, except as required or advised by independent counsel to comply with applicable laws or any listing agreement with a national securities exchange, or as a direct response to any third Party to whom any such disclosure or statement was made by any other Party to this Settlement Agreement.

                  22.      Further Assurances.

                  The Parties hereto agree to perform such additional acts and execute and deliver such further documents as may be required to fully effect the transactions contemplated by this Settlement Agreement.

                  23.      Press Release.

                  Subject to any applicable legal requirements, Riddell will provide Brooks with a copy of any press release it issues regarding this Settlement Agreement at least 24 hours prior to issuing such press release.

Riddell shall retain sole discretion over the content of any such press release.

                  24.      Notices.

                  All notices to be given under this Settlement Agreement, shall be given or made by first class, registered, or certified mail at the respective addresses of the Parties as set forth below, unless notification of a change of address is given in writing, and the date of mailing, as post-marked, shall be deemed the date the notice is given. The mailing of a notice by registered or certified mail shall constitute notice hereunder, even in the event of non-receipt or refusal to accept by addressee.

                  All general notices shall be sent to:

                           Riddell Sports Inc.
                           900 Third Avenue
                           New York, New York 10022

                           MacMark Corporation
                           1105 North Market Street
                           Suite 1300
                           Wilmington, Delaware 19899

                           MLC Partners Limited Partnership
                           c/o Nederlander Organization
                           810 Seventh Avenue
                           New York, New York 10019

                           Robert E. Nederlander
                           Nederlander Organization
                           810 Seventh Avenue
                           New York, New York 10019

                           Leonard Toboroff
                           Riddell Sports Inc.
                           900 Third Avenue
                           New York, New York 10022

                           Lisa J. Marroni
                           Riddell Sports Inc.
                           900 Third Avenue
                           New York, New York 10022


                           John McConnaughy, Jr.
                           c/o JEMC Corp.
                           1011 High Ridge Road
                           Stamford, Connecticut 16905

                           Frederic H. Brooks
                           189 Shore Road
                           Old Greenwich, Connecticut 06870

                           Unsecured Creditors' Committee
                             of MacGregor Sporting Goods, Inc.
                           c/o Robert D. Weisman
                           71 Mamaroneck Road
                           Scarsdale, New York 10583

                                    with a copy to:

                           Michael D. Sirota, Esq.
                           Cole, Shotz, Meisel, Forman & Leonard
                           25 Main Street
                           Hackensack, New Jersey 07602-0800

                           Innovative Promotions, Inc.
                           c/o Amen, Weisman & Butler
                           71 Mamaroneck Road
                           Scarsdale, New York 10583

                                    with a copy to:

                           Martin Major, Esq.
                           Feltman, Karesh, Major & Farbman
                           152 West 57th Street
                           New York, New York 10019

                           Pursuit Athletic Footwear, Inc.
                           2275 Eagle Parkway
                           Fort Worth, Texas 17677-2312

                           Riddell Athletic Footwear, Inc.
                           2275 Eagle Parkway
                           Fort Worth, Texas 17677-2312

                           Bruce H. Levitt, Esq.
                           443 Northfield Avenue
                           West Orange, New Jersey 07052


                           NBD Bank, a Michigan Banking Corporation, f/k/a NBD Bank, N.A.
                           1116 West Long Lake Road
                           Bloomfield Hills, Michigan 48303

                                    with a copy to:

                           Honigman Miller Schwartz and Cohn
                           2290 First National Building
                           Detroit, Michigan 48226
                           Attn: I. W. Winsten, Esq.

                           Paul G. Swanson, Esq.
                           Steinhilber, Swanson & Mares
                           219 Washington Avenue
                           P.O. Box 617
                           Oshkosh, Wisconsin 54902

                           Woodco Sports, Inc.
                           2275 Eagle Parkway
                           Fort Worth, Texas 17677-2312

                           Ernest Wood, Jr.
                           5422 Harbor Town
                           Dallas, Texas 75320

                           Harry Wood
                           2275 Eagle Parkway
                           Fort Worth, Texas 17677-2312

                  (i) Copies of all notices to Riddell Sports Inc., Riddell, Inc., RHC Licensing Corp., Ridmark Corp., MacMark Corp., Equilink Licensing Corp., Robert Nederlander, Leonard Toboroff, John McConnaughy, Jr., Lisa Marroni, and MLC Partners Limited Partnership shall also be sent to Thomas J. Schwarz, Esq., Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022-3897.

                  (ii) Copies of all notices to Frederic H. Brooks and Connecticut Economics Corporation shall also be sent to David J. Molton, Esq., Molton & Meekins, 805 Third Avenue, 9th Floor, New York, New York 10022.

                  (iii) Copies of all notices to Riddell Athletic Footwear, Inc. and Pursuit Athletic Footwear, Inc. shall also be sent to John D. Demmy, Esq., Morris, James, Hitchens & Williams, 222 Delaware Avenue, P.O. Box 2306, Wilmington, Delaware 19899 and Frederic H. Brooks, 189 Shore Road, Old Greenwich, Connecticut 06870.


                  25.      Standstill.

                  The Parties agree that, pending consummation or termination of this Settlement Agreement, with the exception of taking the steps necessary to obtain the court approvals required under this Settlement Agreement, they will not pursue any discovery or other proceedings in the Cases and will cooperate with each other in good faith to take all reasonable steps necessary to preserve the status quo in the Cases.

                  26. Amendments. None of the provisions herein shall be deemed to be waived or modified, nor shall they be renewed, extended, altered, changed, or modified in any respect except by an express agreement in writing, duly executed by the Party against whom enforcement of such waiver, modification, extension, alteration, or change in sought. The failure of any Party hereto to object to the failure on the part of any other Party to perform any of the terms, provisions or conditions herein, or to require performance on the part of any other Party of any term, provision or condition herein, or any delay in doing so, shall not constitute a waiver or modification herein or of any subsequent breach or default of the same or of a different nature, nor affect the validity of any part hereof, nor the right of any Party thereafter to enforce the same, nor constitute a novation or laches.

                  27.      Agreement Not Admission.

                  Neither this Settlement Agreement, nor any of the terms herein, shall be construed or deemed to be evidence of any admission on the part of any of the Parties hereto of any wrongful activity, breach of duty or liability whatsoever. Neither this Settlement Agreement, nor any of the terms herein, nor any of the negotiations connected herewith, shall be offered or received in evidence in any action or proceeding as an admission of any wrongful activity, breach of duty or liability whatsoever. Nothing contained herein, however, shall prevent this Settlement Agreement from being used, offered or received in evidence in any action or proceeding (as contemplated by the Settlement Agreement) to enforce any or all of the terms of this Settlement Agreement. The Parties hereto respectively deny any and all allegations of wrongful activity, breach of duty or liability relating to them which are contained in any of the pleadings or other papers filed or served in any of the Cases referred to in this Settlement Agreement.


                  28.  Headings.

                  The headings contained in this Settlement Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Settlement Agreement.

                  29.      Defined Terms.

                  All capitalized terms not otherwise defined in the body of this Settlement Agreement shall have the meaning ascribed to such terms in the recitals to this Settlement Agreement.

                  30.      Construction.

                  This Settlement Agreement and the Release were drafted mutually by the Parties hereto and shall not give rise to a presumption or construction against any Party that signed it.

                  31.      Governing Law.

                  This Settlement Agreement and the Releases herein shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws principles of such State, except that the Assignment Agreement, as defined in Section 12 herein, shall be governed by the laws of the State of New Jersey without regard to the conflict of laws principles of such State.

                  32. Counterparts. This Settlement Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute the same instrument.

                  IN WITNESS WHEREOF, and intending to be legally bound thereby, the Parties hereto have caused this instrument to be duly executed as of the day and year first above written.



                                            RIDDELL SPORTS INC.

                                            By: /s/ David Mauer
                                                ----------------------------
                                            Name:  David Mauer
                                            Title: Chief Executive Officer


                                            RHC LICENSING CORPORATION

                                            By: /s/ David Mauer
                                                ----------------------------
                                            Name:  David Mauer
                                            Title: Chairman


                                            RIDDELL, INC.

                                            By: /s/ David Mauer
                                                ----------------------------
                                            Name:  David Mauer
                                            Title: Chairman

                                            EQUILINK LICENSING CORPORATION

                                            By: /s/ David Mauer
                                                ----------------------------
                                            Name:  David Mauer
                                            Title: Chairman


                                            RIDMARK CORPORATION

                                            By: /s/ David Mauer
                                                ----------------------------
                                            Name:  David Mauer
                                            Title: Chairman


                                            MACMARK CORPORATION

                                            By: /s/ David Mauer
                                                ----------------------------
                                            Name:  David Mauer
                                            Title: Chairman


                                            NBD BANK, a MICHIGAN BANKING
                                            CORPORATION, f/k/a NBD BANK,
                                            N.A.

                                            By: /s/ Jon P. Dady
                                                ----------------------------
                                            Name:  Jon P. Dady
                                            Title: First Vice President


                                            MLC PARTNERS LIMITED PARTNERSHIP

                                            By: Robert Holdings Corp.
                                            By: /s/ Robert Nederlander
                                                ----------------------------
                                            Name:  Robert Nederlander
                                            Title: President

                                            /s/ Lisa J. Marroni
                                            --------------------------------
                                            LISA J. MARRONI

                                            /s/ Leonard Toboroff
                                            --------------------------------
                                            LEONARD TOBOROFF


                                            /s/ John McConnaughy, Jr.
                                            --------------------------------
                                            JOHN McCONNAUGHY, JR.

                                            /s/ Robert Nederlander
                                            --------------------------------
                                            ROBERT NEDERLANDER

                                            /s/ Frederick H. Brooks
                                            --------------------------------
                                            FREDERIC H. BROOKS

                                            CONNECTICUT ECONOMICS CORPORATION



                                            By: /s/ Frederick H. Brooks
                                            --------------------------------
                                            Name:  Frederick H. Brooks
                                            Title: President


                                            /s/ Robert D. Weisman
                                            --------------------------------
                                            ROBERT D. WEISMAN


                                            BRUCE H. LEVITT

                                            By: /s/ Bruce H. Levitt
                                            --------------------------------

                                            Name:  Bruce H. Levitt
                                            Title: Bankruptcy Trustee of M

                                                    Holdings Corporation
                                                    f/k/a/ MacGregor Sporting
                                                    Goods, Inc.

                                            M HOLDINGS CORPORATION f/k/a
                                            MACGREGOR SPORTING GOODS, INC.

                                            By: /s/ Bruce H. Levitt
                                            --------------------------------
                                            Name:  Bruce H. Levitt
                                                     as Bankruptcy Trustee for

                                                   M Holdings Corporation

                                            PAUL SWANSON

                                            By: /s/ Paul Swanson
                                            --------------------------------

                                            Name:  Paul Swanson
                                            Title: Bankruptcy Trustee of

                                                       MGS Acquisition, Inc. and
                                                       MacGregor Sports, Inc.

                                            MGS ACQUISITION, INC.

                                            By: /s/ Paul Swanson
                                            --------------------------------

                                            Name:  Paul Swanson
                                            Title: Bankruptcy Trustee for

                                                       MGS Acquisition, Inc.

                                            MACGREGOR SPORTS, INC.

                                            By: /s/ Paul Swanson
                                            --------------------------------

                                            Name:  Paul Swanson
                                            Title: Bankruptcy Trustee for

                                                       MacGregor Sports, Inc.

                                            OFFICIAL UNSECURED CREDITORS
                                              COMMITTEE OF MACGREGOR
                                              SPORTING GOODS, INC.

                                            By: /s/ Robert D. Weisman
                                            --------------------------------

                                            Name:  Robert D. Weisman
                                            Title: Chairman

                                            INNOVATIVE PROMOTIONS, INC.

                                            By: /s/ Robert D. Weisman
                                            --------------------------------

                                            Name:  Robert D. Weisman
                                            Title: President

                                            PURSUIT ATHLETIC FOOTWEAR, INC.

                                            By: /s/ Ernest Wood, Jr.
                                            --------------------------------

                                            Name:  Ernest Wood, Jr.
                                            Title: Chief Executive Officer

                                            RIDDELL ATHLETIC FOOTWEAR, INC.

                                            By: /s/ Ernest Wood, Jr.
                                            --------------------------------
                                            Name:  Ernest Wood, Jr.
                                            Title: Chief Executive Officer

                                            /s/ Ernest Wood, Jr.
                                            --------------------------------
                                            ERNEST WOOD, JR.

                                            /s/ Harry Wood
                                            --------------------------------

                                            HARRY WOOD

The following Exhibits have been intentionally omitted:

Exhibit A  -               General release given by J.C. Wingo to
                           Frederic H. Brooks and Connecticut Econom-ics Corporation

Exhibit B  -               General release given by Frederic H.
                           Brooks and Connecticut Economics Corpora-tion to J.C. Wingo

Exhibit C  -               Form of License Agreement between RHC
                           Licensing Corporation and Pursuit Athletic
                           Footwear, Inc.

Exhibit D  -               Form of Assignment Agreement between RHC
                           Licensing Corporation, Bruce H. Levitt, as
                           Bankruptcy Trustee of M Holdings Corpora-tion and Frederic H. Brooks